Exhibit 23.2




INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in this Registration Statement of ConAgra Foods, Inc. and subsidiaries on Form S-3 of our reports dated July 14, 2000, appearing in and incorporated by reference in the Annual Report on Form 10-K of ConAgra Foods, Inc. (formerly ConAgra, Inc.) and subsidiaries for the year ended May 28, 2000 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/  DELOITTE & TOUCHE LLP

Omaha, Nebraska
October 31, 2000